SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                      CURRENT REPORT PURSUANT TO SECTION 13 OF
                        THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (date of earliest event reported): March 27, 2001


                                Aehr Test Systems
             (Exact name of Registrant as specified in its chapter)




          California                    000-22893             94-2424084
(State or other jurisdiction of  [Commission File Number]  (I.R.S. Employer
incorporation or organization)                           Identification Number)



                                400 Kato Terrace
                                Fremont, CA 94539
                     (Address of principal executive offices)

                                  510-623-9400
               (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

        Aehr Test Systems and U.S. Stock Transfer Corporation made a change in the definition of an "Acquiring Person" in their Preferred Shares Rights Agreement dated as of March 5, 2001 to better reflect the intent of the parties. Such change is as follows: in Section 1(a)(ii), "if, as of the Date hereof" has been changed to "if, as of the Record Date." Furthermore, changes have been made to the Certificate of Determination of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Aehr Test Systems, attached as Exhibit A, in response to comments from the Secretary of State of California.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits.

             Exhibit 4.1 Preferred Shares Rights Agreement, dated as of March 5, 2001, between Aehr Test Systems and U.S. Stock Transfer Corporation, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Aehr Test Systems
                                                (Registrant)


Date:  March 27, 2001

                                          By:   /S/ GARY L. LARSON
                                               -------------------------
                                          Gary L. Larson
                                          Vice President of Finance and
                                          Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number
-------

4.1 Preferred Shares Rights Agreement, dated as of March 5, 2001, between Aehr Test Systems and U.S. Stock Transfer Corporation, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.